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As filed with the Securities and Exchange Commission on August 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMBRIDGE HEART, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3679946 (I.R.S. Employer Identification No.)
1 Oak Park Drive Bedford, Massachusetts (Address of Principal Executive Offices)	01730 (Zip Code)

Cambridge Heart, Inc.
2001 Stock Incentive Plan
(Full Title of the Plan)

David A. Chazanovitz
President and Chief Executive Officer
Cambridge Heart, Inc.
1 Oak Park Drive
Bedford, MA 01730
(Name and Address of Agent For Service)
 (781) 271-1200
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	3,300,000 shares	$0.90(2)	$2,970,000(2)	$241

(1)
In accordance with Rule 416 under the Securities Act of 193, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the OTC Bulletin Board on August 18, 2003.

Statement of Incorporation by Reference

        This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,300,000 shares of the registrant's common stock, $0.001 par value per share, to be issued under the Cambridge Heart, Inc. 2001 Stock Incentive Plan (the "Plan"). This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-72648, filed by the registrant on November 1, 2001, relating to the Plan.

Item 3. Incorporation of Documents by Reference.

        The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

    (a)
    The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

    (b)
    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

    (c)
    The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

        Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on this 22nd day of August, 2003.

CAMBRIDGE HEART, INC.
By:	/s/ DAVID A. CHAZANOVITZ David A. Chazanovitz President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Cambridge Heart, Inc., hereby severally constitute and appoint David A. Chazanovitz, Robert B. Palardy and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cambridge Heart, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID A. CHAZANOVITZ David A. Chazanovitz	President, Chief Executive Officer and Director (Principal executive officer)	August 22, 2003
/s/ ROBERT B. PALARDY Robert B. Palardy	Chief Financial Officer (Principal financial and accounting officer)	August 22, 2003
Daniel M. Mulvena	Chairman of the Board of Directors
/s/ LOUIS PERLMAN Louis Perlman	Director	August 22, 2003
/s/ RICHARD J. COHEN Richard J. Cohen	Director	August 22, 2003
/s/ ROBERT P. KHEDERIAN Robert P. Khederian	Director	August 22, 2003
/s/ JEFFREY J. LANGAN Jeffrey J. Langan	Director	August 22, 2003

2

INDEX TO EXHIBITS

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the registrant
4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the registrant
4.3(3)	Certificate of Designations of the Preferred Stock of the Registrant to be Designated Series A Convertible Preferred Stock, dated as of May 12, 2003
4.4(1)	By-Laws of the Registrant, as amended
5.1	Opinion of Hale and Dorr LLP, counsel to the registrant
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLC
24.1	Power of attorney (included on the signature pages of this registration statement)

(1)
Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's Registration Statement on Form S-1, as amended (File No. 333-04879), and incorporated herein by reference.

(2)
Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's Annual Report on Form 10-K for the year ended December 31, 2001 filed on March 28, 2002, and incorporated herein by reference.

(3)
Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's Current Report on Form 8-K filed on May 13, 2003, and incorporated herein by reference.

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Statement of Incorporation by Reference
  Item 3. Incorporation of Documents by Reference.
  Item 5. Interests of Named Experts and Counsel.
  Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS